UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

WESTERN ASSET FUNDS, INC.

LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

MASTER PORTFOLIO TRUST

LEGG MASON PARTNERS VARIABLE INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                     1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

    3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                      4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

E-mail to Legg Mason and Affiliate Employees with Direct to Fund Positions

Subject:  IMPORTANT: Please Vote Proxy for Your Direct to Fund Position in Legg Mason Open End Funds

As you know, the pending acquisition of Legg Mason by Franklin Templeton triggers a requirement to seek shareholder approval of new investment advisory contracts for each of Legg Mason’s U.S. funds.

It appears you have not yet voted one or more of your Legg Mason open end fund positions that are held directly at the fund.  Every vote is important.  Please call Computershare at 1-866-963-5819 and provide the agent with your name to vote your proxy over the phone.

Thank you.